EXHIBIT 13.1

CERTIFICATION

Pursuant to 18 United States Code § 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certify that to our knowledge the Annual Report on Form 20-F for the fiscal year ended December 31, 2005 of Portugal Telecom, SGPS, S.A. (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 21, 2006

By:	/s/ Miguel Horta e Costa

Name:	Miguel Horta e Costa

Title:	Chief Executive Officer

Date: April 21, 2006

By:	/s/ Zeinal Abedin Mahomed Bava

Name:	Zeinal Abedin Mahomed Bava

Title:	Chief Financial Officer